Date:	March 17, 2011
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, SVP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces
 Fourth Quarter and Fiscal Year End Financial Results

●    Net Income up 37% Versus Last Year’s Fourth Quarter

Harleysville, PA, March 17, 2011 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the fourth quarter and fiscal year ended January 31, 2011.

Net sales for the fourth quarter ended January 31, 2011 were up 20% to $23.8 million compared with $19.8 million for the fourth quarter last year. Net income totaled $1.8 million and diluted earnings per share were $0.12 for the fourth quarter, compared with net income of $1.3 million and diluted earnings per share of $0.09 for the same period last year, increases of 37% and 33%, respectively.

New order bookings for the fourth quarter were up 15% to $20.7 million compared with $18.0 million for the fourth quarter last year.

“I am pleased to report a good finish to fiscal year 2011, with strong top and bottom line growth in the quarter as well as solid new bookings sustaining our momentum heading into the new fiscal year,” stated De Hont. “The performance of our Product Recovery/Pollution Control Technologies and Fluid Handling Technologies reporting segments, each of which achieved better than 20% revenue growth in the quarter, are not only signs of an emerging recovery across our various markets, but more importantly illustrates the success of our sales and marketing strategy, including currently investing in additional sales staff to provide future sales growth.”

Net sales for the fiscal year ended January 31, 2011 were up 11% to $88.9 million compared with $80.1 million for the same period last year. Net income totaled $6.1 million and diluted earnings per share were $0.42 for the fiscal year ended January 31, 2011 compared with net income of $4.4 million and diluted earnings per share of $0.30 for the same period last year, increases of 38% and 40%, respectively.”

New order bookings for the fiscal year ended January 31, 2011 were up 10% to $89.9 million compared with $81.8 million for the prior fiscal year.

The Company’s cash balance increased to $32.4 million as of January 31, 2011. This increase resulted from $8.6 million of cash flows generated from operating activities, which was offset by increasing the dividend payment to shareholders, acquiring assets including patents and technology of Bio-Reaction Industries LLC, fully funding capital projects and continuing the ongoing research and development projects.

“During the fiscal year ended January 31, 2011, we continued to sustain gross margins and operating margins at the highest levels of the past few years despite rising commodity prices by increasingly leveraging the efficiency and cost reduction initiatives implemented throughout the organization,” added De Hont. “As a result, we enter the new year with an extremely strong balance sheet and continue to anticipate strong cash flows from operating activities, which will allow us to support investments to further enhance efficiency initiatives, develop exciting new products, and expand into new growth markets. We remain confident that Met-Pro is ideally positioned to leverage our strong financial position to capitalize on the continuing global economic recovery in which there is rising demand for our extensive portfolio of energy-efficient, environmentally-friendly and productivity enhancing solutions and products.”

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The Board of Directors increased the quarterly dividend by 10% from $0.06 to $0.066 per share in the third quarter. This equates to $0.264 per share on an annualized basis. On January 5, 2011, the Company’s Board of Directors declared a quarterly dividend of $0.066 per share payable on March 17, 2011 to shareholders of record at the close of business on March 3, 2011. This is the thirty-sixth consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, March 17, 2011, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 47210381) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until March 31, 2011. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 47210381.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control and fluid handling solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need to meet more stringent emission regulations, reduce energy consumption and employ green technology. Through its global sales organization, internationally recognized brands, and operations in the United States, Canada, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statements of Income

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2011	2010	2011	2010
Net sales	$23,766,789	$19,798,121	$88,865,426	$80,132,493
Cost of goods sold	15,108,416	13,217,027	56,587,326	52,755,941
Gross profit	8,658,373	6,581,094	32,278,100	27,376,552

Operating expenses
Selling	3,125,232	2,326,140	11,674,270	9,741,528
General and administrative	3,154,792	2,522,511	11,633,509	11,122,469
	6,280,024	4,848,651	23,307,779	20,863,997
Income from operations	2,378,349	1,732,443	8,970,321	6,512,555

Interest expense	(52,583)	(57,694)	(212,470)	(224,143)
Other income, net	153,212	121,736	362,046	260,177
Income before taxes	2,478,978	1,796,485	9,119,897	6,548,589

Provision for taxes	722,853	516,821	2,980,765	2,108,778

Net income	$1,756,125	$1,279,664	$6,139,132	$4,439,811

Basic earnings per share	$.12	$.09	$.42	$.30
Diluted earnings per share	$.12	$.09	$.42	$.30

Average common shares outstanding:
Basic shares	14,626,398	14,601,259	14,629,215	14,602,276
Diluted shares	14,753,975	14,676,349	14,758,659	14,675,735

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Met-Pro Corporation
Consolidated Balance Sheets

	January 31, 2011	January 31, 2010
Assets
Current assets
Cash and cash equivalents	$32,400,814	$30,662,104
Short-term investments	497,155	725,004
Accounts receivable, net of allowance for
doubtful accounts of approximately $444,000 and
$204,000, respectively	15,311,322	14,011,950
Inventories	15,474,430	16,136,521
Prepaid expenses, deposits and other current assets	1,578,176	1,709,664
Deferred income taxes	84,155	–
Total current assets	65,346,052	63,245,243

Property, plant and equipment, net	19,863,031	19,860,751
Goodwill	20,798,913	20,798,913
Other assets	2,038,332	703,452
Total assets	$108,046,328	$104,608,359

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$532,540	$534,251
Accounts payable	4,864,724	4,297,936
Accrued salaries, wages and benefits	1,650,314	1,020,383
Other accrued expenses	2,286,043	2,405,308
Dividend payable	967,445	876,279
Customers’ advances	907,107	882,637
Deferred income taxes	–	181,253
Total current liabilities	11,208,173	10,198,047

Long-term debt	3,011,988	3,536,755
Accrued pension retirement benefits	6,553,262	8,127,412
Other non-current liabilities	54,195	51,998
Deferred income taxes	2,745,786	1,716,563
Total liabilities	23,573,404	23,630,775

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,270,417 and 1,311,664 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	3,448,249	2,988,950
Retained earnings	93,113,247	90,662,820
Accumulated other comprehensive loss	(3,201,767)	(3,679,641)
Treasury shares, at cost	(10,479,673)	(10,587,413)
Total shareholders’ equity	84,472,924	80,977,584
Total liabilities and shareholders’ equity	$108,046,328	$104,608,359

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Met-Pro Corporation
Consolidated Business Segment Data

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2011	2010	2011	2010
Net sales
Product Recovery/Pollution Control Technologies	$11,502,070	$8,999,225	$41,426,858	$35,899,630
Fluid Handling Technologies	7,417,933	6,036,695	27,488,559	24,527,998
Mefiag Filtration Technologies	2,475,663	2,545,181	9,897,038	9,526,908
Filtration/Purification Technologies	2,371,123	2,217,020	10,052,971	10,177,957
	$23,766,789	$19,798,121	$88,865,426	$80,132,493

Income (loss) from operations
Product Recovery/Pollution Control Technologies	$563,624	$313,684	$2,046,716	$1,924,005
Fluid Handling Technologies	1,760,066	1,215,678	5,926,592	4,325,853
Mefiag Filtration Technologies	(57,553)	76,486	401,695	(34,886)
Filtration/Purification Technologies	112,212	126,595	595,318	297,583
	$2,378,349	$1,732,443	$8,970,321	$6,512,555

			January 31,	January 31,
			2011	2010
Identifiable Assets
Product Recovery/Pollution Control Technologies			$34,003,251	$34,466,168
Fluid Handling Technologies			18,114,257	18,068,428
Mefiag Filtration Technologies			12,814,143	12,257,281
Filtration/Purification Technologies			8,369,385	8,257,837
			73,301,036	73,049,714
Corporate			34,745,292	31,558,645
			$108,046,328	$104,608,359

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Met-Pro Corporation
Consolidated Statements of Cash Flows

	Years Ended January 31,
	2011	2010

Cash flows from operating activities
Net income	$6,139,132	$4,439,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,824,685	1,931,512
Deferred income taxes	439,069	406,754
(Gain) loss on sales of property and equipment, net	8,231	(20,585)
Stock-based compensation	645,891	645,967
Allowance for doubtful accounts	240,133	37,189
Changes in operating assets and liabilities:
Accounts receivable	(1,464,863)	6,409,090
Inventories	676,071	4,280,330
Prepaid expenses, deposits and other assets	(243,598)	(9,904)
Accounts payable and accrued expenses	977,454	(2,551,921)
Customers’ advances	22,004	524,678
Other non-current liabilities	(666,704)	(447,208)

Net cash provided by operating activities	8,597,505	15,645,713

Cash flows from investing activities
Proceeds from sales of property and equipment	36,387	40,318
Acquisitions of property and equipment	(1,665,949)	(2,133,807)
Purchase of investments	(745,218)	(1,445,004)
Proceeds of maturities of investments	725,004	720,000
Payment for acquisition of business	(955,268)	–

Net cash (used in) investing activities	(2,605,044)	(2,818,493)

Cash flows from financing activities
Proceeds from new borrowings	189,074	485,336
Reduction of debt	(717,134)	(926,497)
Exercise of stock options	780,834	225,584
Payment of dividends	(3,597,539)	(3,504,026)
Purchase of treasury shares	(935,631)	(251,612)

Net cash (used in) financing activities	(4,280,396)	(3,971,215)
Effect of exchange rate changes on cash	26,645	56,446

Net increase in cash and cash equivalents	1,738,710	8,912,451

Cash and cash equivalents at beginning of year	30,662,104	21,749,653

Cash and cash equivalents at end of year	$32,400,814	$30,662,104

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